CONFIDENTIAL

AMENDMENT 3

This amendment (the "Amendment") between the parties signing below ("Parties") amends the Existing Agreement as of May 20, 2020 (the "Effective Date"):

Term	Means
"Existing Agreement"	The Distribution Services, Advertising and Sales Material Review Letter
Agreement between ALPS, Adviser and Trust dated April 16, 2018, as amended
"ALPS"	ALPS Distributors, Inc.
"Adviser"	AQR Capital Management, LLC
"Trust"	AQR Funds

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

ALPS Distributors, Inc.		AQR Capital Management, LLC
By:	/s/ Bradley J. Swenson	By:	/s/ Nicole DonVito
Name:	Bradley J. Swenson	Name:	Nicole DonVito
Director, President & Chief Operating
Title:	Officer	Title:	Chief Legal Officer & Vice President
AQR Funds
By:	/s/Nicole DonVito
Name:	Nicole DonVito
Managing Director, Head of Registered
Title:	Products &Authorized Signatory

Schedule A to this Amendment

Amendments

Effective as of the Effective Date, the Existing Agreement is amended as follows:

1.EXHIBIT A – LIST OF PORTFOLIOS IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING EXHIBIT A – LIST OF PORTFOLIOS:

EXHIBIT A
LIST OF PORTFOLIOS
PORTFOLIO	CLASSES OFFERED
AQR Large Cap Momentum Style Fund	Class I
Class N
Class R6
AQR Small Cap Momentum Style Fund	Class I
Class N
Class R6
AQR International Momentum Style Fund	Class I
Class N
Class R6
AQR Global Equity Fund	Class N
Class I
Class Y
Class R6
AQR International Equity Fund	Class N
Class I
Class Y
Class R6
AQR International Small Cap Fund	Class N
Class I
Class Y
AQR Emerging Markets Fund	Class N
Class I
Class Y

AQR Equity Plus Fund	Class N
Class I
AQR Small Cap Core Fund	Class N
Class I
AQR Small Cap Growth Fund	Class N
Class I
AQR Diversified Arbitrage Fund	Class N
Class I
Class R6
AQR Managed Futures Strategy Fund	Class N
Class I
Class R6
AQR Multi-Asset Fund	Class N
Class I
Class R6
AQR Multi-Strategy Alternative Fund	Class N
Class I
Class R6
AQR TM Large Cap Momentum Style Fund	Class I
Class N
Class R6
AQR TM Small Cap Momentum Style Fund	Class I
Class N
Class R6
AQR TM International Momentum Style Fund	Class I
Class N
Class R6

AQR Large Cap Defensive Style Fund	Class N
Class I
Class R6
AQR International Defensive Style Fund	Class N
Class I
Class R6
AQR Emerging Defensive Style Fund	Class N
Class I
Class R6
AQR Risk-Balanced Commodities Strategy Fund	Class N
Class I
Class R6
AQR Risk-Balanced Commodities Strategy LV Fund	Class N
Class I
AQR Risk Parity II MV Fund	Class N
Class I
Class Y
Class R6
AQR Risk Parity II HV Fund	Class N
Class I
Class Y
Class R6
AQR Large Cap Multi-Style Fund	Class N
Class I
Class R6
AQR Small Cap Multi-Style Fund	Class N
Class I
Class R6
AQR International Multi-Style Fund	Class N

Class I
Class R6
AQR Long-Short Equity Fund	Class N
Class I
Class R6
AQR Managed Futures Strategy HV Fund	Class N
Class I
Class R6
AQR Style Premia Alternative Fund	Class N
Class I
Class R6
AQR Global Macro Fund	Class N
Class I
Class R6
AQR Emerging Multi-Style Fund	Class I
Class N
Class R6
AQR Equity Market Neutral Fund	Class I
Class N
Class R6
AQR Style Premia Alternative LV Fund	Class I
Class N
Class R6
AQR TM Large Cap Multi-Style Fund	Class I
Class N
Class R6
AQR TM Small Cap Multi-Style Fund	Class I
Class N

Class R6
AQR TM International Multi-Style Fund	Class I
Class N
Class R6
AQR TM Emerging Multi-Style Fund	Class I
Class N
Class R6
AQR Style Premia Alternative II Fund	Class I
Class N
Class R6
AQR Alternative Risk Premia Fund	Class I
Class N
Class R6
AQR Core Plus Bond Fund	Class I
Class N
Class R6
AQR High Yield Bond Fund	Class I
Class N
Class R6
AQR Volatility Risk Premium Fund	Class I
Class N
Class R6
AQR Diversifying Strategies Fund	Class N
Class I
Class R6

Schedule B to this Amendment

General Terms

Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.The Parties' duties and obligations are governed by and limited to the express terms and conditions of the Existing Agreement, as amended by this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.

4.This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.